SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)

November 13, 2007

SPECIALIZED HEALTH PRODUCTS INTERNATIONAL, INC.

 (Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-26694	93-0945003

(Commission file number)	(IRS employer identification No.)

585 West 500 South, Bountiful, Utah	84010

(Address of principal executive offices)	(Zip code)

(801) 298-3360

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On November 13, 2007, Specialized Health Products International, Inc. (the “Company”) entered into a Supply and Distribution Agreement (the “Agreement”) with B. Braun Medical S.A.S (“B. Braun”) relating to SafeStep® Huber needles. The Agreement provides B. Braun with the exclusive supply and distribution of the SafeStep® Huber Needle Set in worldwide markets, outside of the United States and Canada, subject to certain exceptions. Under the terms of the Agreement, the Company will provide finished goods to B.Braun for marketing under B.Braun’s private label and branded as Surecan SafeStep®. The agreement is for an initial term of three years and includes minimum purchase requirements for the life of the agreement, subject to automatic renewal for successive one-year terms unless terminated by either party on 180 days notice prior to the expiration of the then effective term.

A copy of the Agreement is attached to this Form 8-K as Exhibit 10.1 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Number	Description
10.1
Supply and Distribution Agreement, dated November 13, 2007, between B. Braun Medical S.A.S. and the Company (certain portions of the agreement are omitted from the exhibit pursuant to a request for confidential treatment and the confidential portions so omitted have been filed separately with the Commission).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECIALIZED HEALTH PRODUCTS INTERNATIONAL, INC.

Date: November 19, 2007	By:	/s/ Jeffrey M. Soinski
Jeffrey M. Soinski
President, Chief Executive Officer, Director

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EXHIBIT INDEX

Exhibit No.	Description

10.1
Supply and Distribution Agreement, dated November 13, 2007, between B. Braun Medical S.A.S. and the Company (certain portions of the agreement are omitted from the exhibit pursuant to a request for confidential treatment and the confidential portions so omitted have been filed separately with the Commission).